UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

Aegerion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Suite 1850, Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(617) 500-7867

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers

On July 20, 2011, the Board of Directors of Aegerion Pharmaceuticals, Inc. (the “Company”) accepted the resignation of Dr. Michele Ollier, effective August 1, 2011. Dr. Ollier has no disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Ollier has been a valued member of the Company’s Board of Directors and the Company thanks her for her contributions to the Company. At the time of her resignation, Dr. Ollier served on the Company’s Compensation Committee.

Item 5.02(d)	Election of Directors

On July 20, 2011, the Company’s Board of Directors appointed Paul Thomas to serve on the Board of Directors of the Company and the Company’s Audit Committee, effective August 1, 2011. Mr. Thomas will serve as a Class II director subject to re-election at the Company’s Annual Meeting of Stockholders to be held in 2012. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Board of Directors has approved the offer of option to purchase a number of shares of Company common stock equal to one-tenth of one percent (0.1%) of the Company’s total number of shares of common stock on a fully diluted basis as of the effective date of his appointment. Mr. Thomas will also be eligible to receive additional options to purchase a number of shares of the Company’s common stock equal to one-twentieth of one percent (.05%) of the Company’s total number of shares of common stock on a fully diluted basis as of the date of the grant, such award to be made immediately after the Company’s annual meeting of stockholders starting with the 2012 annual meeting. These option awards will have an exercise price equal to the fair market value of the common stock on the date of the grant, as determined by the Board of Directors or the Compensation Committee, and the award will be subject to vesting as outlined in the 2010 Stock Option and Incentive Plan and agreements thereunder: The shares will vest in three equal yearly installments starting upon the first anniversary of the grant date. Assuming the option awards are accepted, the vesting of any unvested options shall fully accelerate upon the death, disability or retirement of Mr. Thomas or upon a Sale Event (as defined in the Company’s 2010 Stock Option and Incentive Plan); and that Mr. Thomas shall have up to one year following cessation of service as a member of the Company’s Board of Directors to exercise the options (to the extent vested at the date of such cessation), provided that he has not been removed for cause. In connection with his service as a director, Mr. Thomas will also be eligible to receive a $25,000 annual retainer (which will be prorated for 2011), as well as fees of $2,000 per board meeting attended in person and $1,000 per board meeting attended telephonically.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGERION PHARMACEUTICALS, INC.

Date: July 22, 2011	By:	/s/ Marc D. Beer
	Name:	Marc D. Beer
	Title:	Chief Executive Officer